EXHIBIT 3.5

         CANADA                                                         NUMBER
PROVINCE OF BRITISH COLUMBIA                                              235440


                                [GRAPHIC OMITTED]


                           PROVINCE OF BRITISH COLUMBIA
                   Ministry of Consumer and Corporate Affairs
                             REGISTRAR OF COMPANIES


                                   COMPANY ACT


                                   CERTIFICATE


                              I HEREBY CERTIFY THAT

                                FORCE ENERGY LTD.



                    HAS THIS DAY CHANGED ITS NAME TO THE NAME

                              FORCE RESOURCES LTD.



                                       GIVEN UNDER MY HAND AND SEAL OF OFFICE

                                             AT VICTORIA, BRITISH COLUMBIA,

     [SEAL]                                  THIS 10TH DAY OF SEPTEMBER, 1981



                                             B.  BECKWITH
                                             ASST. DEPUTY REGISTRAR OF COMPANIES


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